Exhibit 99.1

FICO Announces Earnings of $3.09 per Share for First Quarter Fiscal 2022

Revenue of $322 million vs. $312 million in prior year

BOZEMAN, Mont., Jan. 27, 2022 /PRNewswire/ -- FICO (NYSE:FICO), a leading predictive analytics and decision management software company, today announced results for its first fiscal quarter ended December 31, 2021.

First Quarter Fiscal 2022 GAAP Results

Net income for the quarter totaled $85.0 million, or $3.09 per share, versus $86.5 million, or $2.90 per share, in the prior year period.

Net cash provided by operating activities for the quarter was $124.9 million versus $77.9 million in the prior year period.

First Quarter Fiscal 2022 Non-GAAP Results

Non-GAAP Net Income for the quarter was $101.9 million versus $81.6 million in the prior year period. Non-GAAP EPS for the quarter was $3.70 versus $2.74 in the prior year period. Free cash flow was $124.0 million for the current quarter versus $74.9 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

First Quarter Fiscal 2022 GAAP Revenue

The company reported revenues of $322.4 million for the quarter as compared to $312.4 million reported in the prior year period.

"We're off to a good start in fiscal 2022, delivering 10% Annual Recurring Revenue (ARR) growth in our Software segment," said Will Lansing, chief executive officer. "Our Scores segment continues to perform very well, delivering strong growth in both our B2B and B2C markets."

Revenues for the first quarter of fiscal 2022 across the company's two operating segments were as follows:

  Software revenues, which include the company's analytics and digital decisioning technology, were $152.9 million in the first quarter, compared to $167.8 million in the prior year period, a decrease of 9%, primarily due to the sale of the Debt Collections and Recovery product line in June 2021 and reductions in professional services, partially offset by growth in platform software revenue. Year-over-year, Software Annual Recurring Revenue was up 10%, consisting of 67% platform ARR growth and 3% non-platform ARR growth. Software Dollar-Based Net Retention Rate was 109% year-over-year, with platform solutions at 143% and non-platform solutions at 102%.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions, and business-to-consumer (B2C) scoring solutions, were $169.5 million in the first quarter, compared to $144.7 million in the prior year period, an increase of 17%. B2B revenue increased 13%, driven largely by unit price increases. B2C revenue increased 27% from the prior year period due to higher volumes at myFICO.com, as well as through our partners.

Outlook

The company is reiterating its previously provided guidance for fiscal 2022:

Fiscal 2022 Guidance
Revenues	$1.35 billion
GAAP Net Income	$318 million
GAAP EPS	$11.29
Non GAAP Net Income	$397 million
Non GAAP EPS	$14.12

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance."

Company to Host Conference Call

The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its first quarter fiscal 2022 results and provide various strategic and operational updates. The call can be accessed at FICO's web site at www.fico.com/investors. A replay of the webcast will be available at our Past Events page through January 27, 2023.

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 165 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO is a registered trademark of Fair Isaac Corporation in the US and other countries.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of COVID-19 on macroeconomic conditions and FICO's business, operations and personnel, the success of the Company's business strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, the effects of, and any changes in, laws and regulations applicable to the Company's business or its customers, the failure to protect data privacy and security, the failure to realize the anticipated benefits of any acquisitions or divestitures, and material adverse developments in global economic conditions or in the markets we serve. Additional information on these risks and uncertainties and other factors that could affect FICO's future results are described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2021 and its subsequent filings with the SEC. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. FICO disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	September 30,
	2021	2021
ASSETS:
Current assets:
Cash and cash equivalents	$ 162,157	$ 195,354
Accounts receivable, net	260,161	312,107
Prepaid expenses and other current assets	39,678	43,513
Total current assets	461,996	550,974

Marketable securities and investments	35,242	33,196
Property and equipment, net	24,597	27,913
Operating lease right-of-use-assets	46,061	47,275
Goodwill and intangible assets, net	790,817	792,284
Other assets	104,597	116,134
	$ 1,463,310	$ 1,567,776

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable and other accrued liabilities	$ 95,490	$ 100,284
Accrued compensation and employee benefits	62,926	103,506
Deferred revenue	98,381	105,417
Current maturities on debt	65,000	250,000
Total current liabilities	321,797	559,207

Long-term debt	1,568,292	1,009,018
Operating lease liabilities	50,972	53,670
Other liabilities	60,548	56,823
Total liabilities	2,001,609	1,678,718

Stockholders' deficit	(538,299)	(110,942)
	$ 1,463,310	$ 1,567,776

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2021	2020
Revenues:
On-premises and SaaS software	$ 126,338	$ 126,455
Professional services	26,536	41,308
Scores	169,487	144,651
Total revenues	322,361	312,414

Operating expenses:
Cost of revenues	69,203	89,528
Research & development	38,980	40,651
Selling, general and administrative	98,048	93,911
Amortization of intangible assets	544	937
Gains on product line asset sales and business divestiture	-	(7,334)
Total operating expenses	206,775	217,693
Operating income	115,586	94,721
Other expense, net	(10,766)	(6,761)
Income before income taxes	104,820	87,960
Provision for income taxes	19,861	1,468
Net income	$ 84,959	$ 86,492

Basic earnings per share:	$ 3.13	$ 2.97
Diluted earnings per share:	$ 3.09	$ 2.90

Shares used in computing earnings per share:
Basic	27,167	29,127
Diluted	27,524	29,789

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$ 84,959	$ 86,492
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	5,227	7,026
Share-based compensation	29,878	25,132
Changes in operating assets and liabilities	(4,171)	(35,584)
Other, net	8,988	(5,119)
Net cash provided by operating activities	124,881	77,947

Cash flows from investing activities:
Purchases of property and equipment	(895)	(3,045)
Net activity from marketable securities	(2,634)	(1,174)
Proceeds from product line asset sales and business divestiture	2,257	8,291
Other, net	-	(210)
Net cash provided by (used in) investing activities	(1,272)	3,862

Cash flows from financing activities:
Proceeds from revolving line of credit and term loan	620,000	116,000
Payments on revolving line of credit and term loan	(788,000)	(80,000)
Proceeds from issuance of senior notes	550,000	-
Proceeds from issuance of treasury stock under employee stock plans	550	57
Taxes paid related to net share settlement of equity awards	(47,024)	(85,678)
Repurchases of common stock	(482,755)	(50,011)
Other, net	(8,200)	(176)
Net cash used in financing activities	(155,429)	(99,808)

Effect of exchange rate changes on cash	(1,377)	5,267

Decrease in cash and cash equivalents	(33,197)	(12,732)
Cash and cash equivalents, beginning of period	195,354	157,394
Cash and cash equivalents, end of period	$ 162,157	$ 144,662

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2021	2020

GAAP net income	$ 84,959	$ 86,492
Amortization of intangible assets	544	937
Gains on product line asset sales and business divestiture	-	(7,334)
Stock-based compensation expense	29,878	25,132
Income tax adjustments	(7,493)	(4,486)
Excess tax benefit	(5,957)	(19,183)
Non-GAAP net income	$ 101,931	$ 81,558

GAAP diluted earnings per share	$ 3.09	$ 2.90
Amortization of intangible assets	0.02	0.03
Gains on product line asset sales and business divestiture	-	(0.25)
Stock-based compensation expense	1.09	0.84
Income tax adjustments	(0.27)	(0.15)
Excess tax benefit	(0.22)	(0.64)
Non-GAAP diluted earnings per share	$ 3.70	$ 2.74

Free cash flow
Net cash provided by operating activities	$ 124,881	$ 77,947
Capital expenditures	(895)	(3,045)
Free cash flow	$ 123,986	$ 74,902

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

Fiscal 2022 Guidance

GAAP net income	$ 318
Amortization of intangible assets	2
Stock-based compensation expense	115
Income tax adjustments	(30)
Excess tax benefit	(8)
Non-GAAP net income	$ 397

GAAP diluted earnings per share	$ 11.29
Amortization of intangible assets	0.07
Stock-based compensation expense	4.09
Income tax adjustments	(1.06)
Excess tax benefit	(0.28)
Non-GAAP diluted earnings per share	$ 14.12

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, excess tax benefit, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

Contact: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com; Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com